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EXHIBIT 10.36

WORKERS' COMPENSATION
QUOTA SHARE
REINSURANCE AGREEMENT

        THIS AGREEMENT made and entered into by and between ZENITH INSURANCE COMPANY, a California corporation, ZNAT INSURANCE COMPANY, a California corporation, and ZENITH STAR INSURANCE COMPANY, a Texas corporation (hereinafter collectively referred to as the "Company") and ODYSSEY AMERICA REINSURANCE CORPORATION, a Connecticut corporation (hereinafter referred to as the "Reinsurer").

        WITNESSETH:

        The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

ARTICLE I

APPLICATION OF AGREEMENT

        This Agreement applies to all business written by the Company and classified as Workers' Compensation and Employers' Liability, except as excluded under Article IV herein.

ARTICLE II

COVER

        The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a 10% quota share participation of the "net retained insurance liability" of the Company, on all new and renewal "policies" issued on and after 12:01 A.M., January 1, 2002, except as excluded in Article IV, subject to the limitations set forth in Article III.

ARTICLE III

LIMITS OF COVER

        As respects "policies" issued by the Company, the Company shall cede to the Reinsurer and the Reinsurer shall accept from the company a 10% quota share participation of the Company's "net retained insurance liability".

ARTICLE IV

EXCLUSIONS

1.
Reinsurance, except for the intracompany pooling arrangement, and except from companies which have fronted the Company's incidental out-of-state exposure.

2.
Risks involving a nuclear facility or nuclear material, spent fuel or waste as defined in the Nuclear Incident Exclusion Clause, except for the use of radioactive isotopes.

3.
Pools, Associations and Syndicates.

4.
Construction and maintenance of Caisson or Coffer Dams (except earth filled Dams).

5.
Manufacturing, packaging, handling or shipping of explosives, explosive substances intended for use as an explosive, ammunition, fuses, arms or fireworks.

6.
Manufacturing, Production and Refining Petroleum or its products.

7.
Professional Sports Teams.

8.
Railroad Operations.

9.
Oil and Gas drilling, refining, production or manufacturing.

10.
Underground Mining.

11.
Tunneling Operations involving tunnels over 100 feet.

12.
Wrecking or Demolition of buildings, structures or vessels over 5 stories in height.

13.
Asbestos, Lead Paint or other toxic substance abatement, when written as such.

14.
Maritime or Jones Act (except for USL&H).

ARTICLE V

DEFINITIONS

A.
The term "net retained insurance liability" as used herein means the remaining portion of the Company's gross liability on the "policies" covered hereunder, including 100% of Loss in Excess of Policy Limits as defined in Article XIX and 100% of Extra Contractual Obligations as defined in Article XX after deducting all excess of loss reinsurance and all pro rata reinsurance, other than the quota share reinsurance provided under this Agreement.

B.
The term "occurrence" as used herein means each accident or occurrence or series of accidents or occurrences, arising out of one event.

C.
As respects Occupational or Other Disease under Workers' Compensation and Employers' Liability policies, a loss for the purpose of this Agreement shall be deemed to have occurred at the date when compensability of the employee commenced, or if such date cannot be definitely determined, the loss as respects such employee affected by the disease, shall be deemed to have occurred at the date when the claim became known to the Company, but in no event later than the last date of employment during the term of the policy or policies of the Company.

D.
In the event more than one employee of the same insured suffers an Occupational or Other Disease of one specific kind of class during the same policy year, the resulting losses to the Company shall be deemed to be from one "occurrence" and the date of such "occurrence" for the purpose of this Agreement shall be the inception date of the last policy issued by the Company to the employer, prior to the date on which the first such loss occurred, but within the Agreement year. The term "Occupational Disease" shall be as defined by applicable statutes or regulations.

E.
The term "Net written Premium" as used herein means all direct written premium, less premium ceded by the Company for reinsurance which inures to the benefit of this Agreement, less return premiums and dividends paid on "policies" that are written subject to a loss sensitive dividend plan.

F.
The term "policies" as used herein means each of the Company's binders, policies and contracts providing insurance and reinsurance on the business reinsured under this Agreement.

G.
The term "Agreement Year" as used herein shall be each 12 month period beginning with January 1, 2002.

ARTICLE VI

LOSSES AND LOSS ADJUSTMENT EXPENSES

A.
Subject to the provisions of Article III, the Reinsurer, in proportion to its participation, shall pay to the Company a pro rata share of sums actually paid by the Company in settlement of losses under its "policies" including amounts paid for managed care arrangements, such as network access fees, bill repricing services and other usual and customary managed care facilities

B.
Subject to the provisions of Article III, the Reinsurer shall bear in proportion to its participation, expenses incurred by the Company in the investigation, adjustment and litigation of all claims under its policies, including in the case of field claim adjusters or staff attorneys time spent by any adjuster or staff attorney which is definitively allocated to a specific claim.

C.
The Reinsurer shall benefit pro rata in all salvages, discounts and other recoveries.

D.
The Company has the obligation to investigate and, to the extent that may be required by the "policies" reinsured hereunder, defend any claim affecting this reinsurance and to pursue such claim to final determination.

ARTICLE VII

PREMIUM

        The Company shall pay to the Reinsurer for the reinsurance provided under this Agreement 10% of the "Net Written Premium" of the company for the new and renewal business covered hereunder.

ARTICLE VIII

CEDING COMMISSION

A.
For each "Agreement Year" of this Agreement, the Reinsurer shall allow the Company a provisional commission on all premiums ceded to the Reinsurer hereunder equal to the Company's estimated "Actual Expenses" plus an override to the Company of 2.5%. For the first "Agreement Year", the Company's estimated "Actual Expenses" shall be provisionally set at 40%. The Company's estimated "Actual Expenses" for subsequent "Agreement Years" will be mutually agreed by the parties on or before each January 1.

  The Company shall allow the Reinsurer return commission on all return premiums ceded hereunder at the same provisional rate, or the adjusted commission rate as determined under this Agreement, as applicable.

B.
For each "Agreement Year" the "Actual Expenses" commission rate shall be calculated as follows and the rate shall be applied to premiums earned for the "Agreement Year" under consideration:

    "Actual Expenses" shall be determined with reference to the Calendar Year Expense ratios set forth in the "Statement of Operations of the Workers' Compensation Operations and Expenses of Zenith Insurance Company and its Affiliated Property and Casualty Insurers." The Statement of Operations and Expenses is the monthly report prepared by the company under Generally Accepted Accounting Principles (GAAP) and used for management reporting purposes. The Statement of Operations and Expenses is to be reconciled to Zenith's externally reported Workers' Compensation results. The Calendar Year Expense ratio shall be, after giving effect to the adjustments set forth below, the ratio of Total Expenses at the end of the second page of the Statement of Operations and Expenses.

  Adjustments:

    1.
    The Statement of Operations and Expense shall be adjusted to remove any transactions associated with this agreement

    2.
    The Statement of Operations and Expense shall be adjusted to remove any expenses or expense credits associated with a transaction that originally occurred prior to the date of this agreement.

  "Actual expenses" for an "Agreement Year" shall be computed by multiplying the Average Expense Ratio for the "Agreement Year" by the Earned Premium for the "Agreement Year". The Average Expense Ratio is the simple average of the Calendar Year expense ratios corresponding to the "Agreement Year" and the Calendar year immediately following the "Agreement Year".

  For each "Agreement Year" the "Actual Expenses" to the Company shall be adjusted in accordance with the provisions set forth herein. The Company shall calculate and report the adjusted "Actual Expenses" within 60 days following 24 months from the inception of each "Agreement Year" and within 60 days after the end of each subsequent 12 month period until all premiums under policies allocated to each "Agreement Year" have been earned.

  If the adjusted "Actual Expenses" on premiums earned for the "Agreement Year" is less than the "Actual Expenses" previously allowed by the Reinsurer on premiums earned for the same period, the Company shall remit the difference to the Reinsurer with its report. If the adjusted "Actual Expenses" on premiums earned for the "Agreement Year" is greater than "Actual Expenses" previously allowed by the Reinsurer on premiums earned for the same period, the Reinsurer shall remit the difference to the Company as promptly as possible after receipt and verification of the Company's report.

C.
The override commission rate allowed to the Company shall be adjusted periodically in accordance with the provisions set forth herein. The first adjustment period shall be comprised of "policies" allocated to the first three "Agreement Years" of this Agreement. However, if this Agreement is terminated, the adjustment period shall be comprised of policies allocated to "Agreement Years" from the beginning of the then current adjustment period through the effective date of termination.

  The adjusted override commission rate shall be calculated as follows and be applied to premiums earned for the period under consideration:

    1.
    If the ratio of the sum of losses incurred and "Actual Expenses" to premiums earned is 101.5% or greater, the adjusted override rate shall be 1%;

    2.
    If the ratio of the sum of losses incurred and "Actual Expenses" to premiums earned is less than 101.5% but not less than 100%, the adjusted override rate shall be 1% plus 100% of the difference in percentage points between 101.5% and the actual ratio of the sum of losses incurred and "Actual Expenses" to premiums earned;

    3.
    If the ratio of the sum of losses incurred and "Actual Expenses" to premiums earned is less than 100% but not less than 90%, the adjusted override rate shall be 2.5% plus 25% of the difference in percentage points between 90% and the actual ratio of the sum of losses incurred and "Actual Expenses" to premiums earned;

    4.
    If the ratio of the sum of losses incurred and "Actual Expenses" to premiums earned is less than 90%, the adjusted override rate shall be 5%.

  "Losses Incurred" as used herein shall mean ceded losses (net of salvages, subrogations, and inuring reinsurance) and allocated loss adjustment expenses paid by the Reinsurer under the Agreement as of the effective date of calculation, plus the reserves for ceded losses and allocated loss adjustment expense outstanding (including a reserve for incurred but not reported loss and allocated loss adjustment expenses) as of the same date, all as respects policies allocated to the adjustment period under consideration.

  "Premiums Earned" as used herein shall mean ceded net written premiums, less the unearned portion thereof as of the effective date of calculation, all as respects policies allocated to the adjustment period under consideration.

  The Company shall calculate and report the adjusted override commission within 60 days following 24 months from the inception of the adjustment period and within 60 days after the end of each subsequent 12 month period until all losses under policies allocated to the adjustment period have been settled or the adjustment period has been subject to a mutually agreed commutation.

  The first such calculation shall be based on cumulative transactions hereunder applicable to the first "Agreement Year" within the adjustment period. The second such calculation shall be based on cumulative transactions hereunder applicable to the first and second "Agreement Years" within the adjustment period.

  All subsequent calculations for each adjustment period shall be based on cumulative transactions hereunder applicable to the three "Agreement Years" that comprise each adjustment period.

  If the adjusted override commission on premiums earned for the adjustment period is less than the override commission previously allowed by the Reinsurer on premiums earned for the same period, the Company shall remit the difference to the Reinsurer with its report. If the adjusted override commission on premiums earned for the adjustment period is greater than the override commission previously allowed by the Reinsurer on premiums earned for the same period, the Reinsurer shall remit the difference to the Company as promptly as possible after receipt and verification of the Company's report.

ARTICLE IX

REPORTS AND REMITTANCES

A.
Within thirty (30) days after the end of each month, the Company shall report to the Reinsurer:

1.
Ceded "net written premium" for the month;

2.
Provisional commission on (1) above;

3.
Ceded loss and allocated loss adjustment expense paid during the month;

4.
Ceded unearned premiums and ceded outstanding loss reserves as of the end of the month.

  The positive balance of (1) less (2) less (3) shall be remitted by the Company within forty-five (45) days after the end of the month of account. Any balance shown to be due the Company shall be remitted by the Reinsurer within forty-five (45) days after the end of the month of account.

B.
Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

ARTICLE X

WARRANTY

        As respects the first "Agreement Year" the Company warrants to the Reinsurer that the Company has purchased (or is in the process of purchasing) excess of loss reinsurance, effective January 1, 2002, excess of $750,000 per occurrence for its Workers' Compensation business, with limits and general terms as set forth on Exhibit A to this agreement, and said reinsurance shall inure to the benefit of this agreement. The Company shall notify the Reinsurer of any changes to its reinsurance coverage as soon as reasonably possible after receiving advices thereof. The Company retention and inuring reinsurance for each subsequent "Agreement Year" will be mutually agreed by the parties on or before each January 1.

ARTICLE XI

INSOLVENCY

        In the event of the insolvency of the company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the company or because the liquidator, receiver, conservator or statutory successor of the company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pending of such claim the Reinsurer may investigate such claim and interpose, at its own expenses, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

ARTICLE XII

ACCESS TO RECORDS

        The Company shall place at the disposal of the reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

ARTICLE XIII

RESERVES AND TAXES

A.
The Reinsurer shall maintain legal reserves with respect to unearned premiums and claims hereunder.

B.
The Company will be liable for all taxes on premiums reported to the Reinsurer hereunder.

ARTICLE XIV

OFFSET

        Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premiums or losses or otherwise, due from such party to another party under this Agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premiums or losses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

ARTICLE XV

COMMENCEMENT AND TERMINATION

A.
This Agreement shall take effect as of 12:01 A.M., January 1, 2002 and is entered into for an unlimited period but either party may terminate this Agreement at December 31, 2004 or any subsequent December 31 thereafter, by giving not less than 90 days notice in writing by certified letter.

B.
Unless the Company elects to reassume the ceded unearned premium in force on the effective date of termination, and so notifies the Reinsurer prior to the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation, or next premium anniversary of such business, whichever first occurs, but in no event beyond 12 months following the effective date of termination.

ARTICLE XVI

ERRORS AND OMISSIONS

        The Reinsurer shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurer shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

ARTICLE XVII

SPECIAL ACCEPTANCES

        Business not within the terms of this Agreement may be submitted to the Reinsurer for special acceptance and, if accepted by the Reinsurer, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

ARTICLE XVIII

ARBITRATION

        All unresolved differences of opinion between the Company and the Reinsurer relating to this Agreement, including its formation and validity, shall be submitted to arbitration consisting of one arbitrator chosen by the Company, one arbitrator chosen by the Reinsurer, and a third arbitrator chosen by the first two arbitrators.

        The party demanding arbitration shall communicate its demand for arbitration to the other party by registered or certified mail, identifying the nature of the dispute and the name of its arbitrator, and the other party shall then be bound to name its arbitrator within 30 days after receipt of the demand.

        Failure or refusal of the other party to so name its arbitrator shall empower the demanding party to name the second arbitrator. If the first two arbitrators are unable to agree upon a third arbitrator after the second arbitrator is named, each arbitrator shall name three candidates, two of whom shall be declined by the other arbitrator, and the choice shall be made between the two remaining candidates by drawing lots. The arbitrators shall be impartial and shall be active or retired officers of property or casualty insurance or reinsurance companies.

        The arbitrators shall adopt their own rules and procedures and are relieved from judicial formalities. In addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, the arbitrators shall make their award with a view to effecting the intent of this Agreement.

        The decision of the majority of the arbitrators shall be in writing and shall be final and binding upon the parties.

        Each party shall bear the cost of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and other costs of the arbitration. In the event both arbitrators are chosen by one party, the fees of all arbitrators shall be equally divided between the parties.

        The arbitration shall be held at the times and places agreed upon by the arbitrators.

ARTICLE XIX

LOSS IN EXCESS OF POLICY LIMITS

A.
The Reinsurer shall be liable for its proportion of any loss in excess of the limit of the Company's original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged fraud or alleged or actual negligence or bad faith in rejecting an offer of settlement or in the preparation of the defense of in the trial of any action against its Insured or Reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.
However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors, a corporate officer, an employee or an agent of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C.
For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

D.
The liability of the Reinsurer with respect to the sum actually paid by the Company in settlement of losses under its policies and loss in excess of policy limits shall not exceed the Reinsurer's limit of liability as set forth in Article III—Limits of Cover.

E.
Recoveries from any form of insurance or reinsurance which protect the Company against claims which are the subject matter of this Article will inure to the benefit of the Reinsurer and shall be first deducted to arrive at the amount of the Company's "net retained insurance liability".

ARTICLE XX

EXTRA CONTRACTUAL OBLIGATIONS

A.
This Agreement shall protect the Company, within the limits hereof, where the "net retained insurance liability" includes any extra contractual obligations. "Extra contractual obligations" are defined as those liability not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged fraud or alleged or actual negligence or bad faith in rejecting an offer settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.
Any extra contractual obligation incurred by the Company shall be deemed in all circumstances to be one loss, with the same date of loss as the original accident, casualty, disaster or loss occurrence.

C.
However, coverage hereunder as respects extra contractual obligations shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors, a corporate officer, an employee or an agent of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

D.
Recoveries from any form of insurance or reinsurance which protect the Company against claims which are the subject matter of this Article will inured to the benefit of the Reinsurer and shall be first deducted to arrive at the amount of the Company's net retained insurance liability.

ARTICLE XXI

SPECIAL DEPOSIT

        The Reinsurer acknowledges that they are subject to the special deposit requirements applicable to California workers' compensation insurers and reinsurers, as contained in California Insurance Code Sections 11690 et.seq. and regulations adopted thereunder. The reports furnished by the Company pursuant to Article IX shall contain sufficient data regarding California losses to enable the Reinsurer to file the Special Schedule P with the California Insurance Department.

        The Reinsurer agrees to furnish the Company with a copy of the required filing as well as documentation evidencing either the posting of the required surety bond or establishment of a Department approved trust account.

        IN WITNESS WHERE, the parties have caused this Agreement to be executed in duplicate, this 28th day of December, 2001.

ZENITH INSURANCE COMPANY
By:	/s/ STANLEY R. ZAX Chairman of the Board and President

ODYSSEY AMERICA REINSURANCE CORPORATION
By:	/s/ JAMES E. MIGLIORINI Executive Vice President

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WORKERS' COMPENSATION QUOTA SHARE REINSURANCE AGREEMENT